UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aspyra, Inc.
(Exact name of registrant as specified in its charter)

California	7373	95-3353465
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4360 Park Terrace Drive, Suite 220 Westlake Village, CA 91361 (818) 880-6700
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ademola Lawal 4360 Park Terrace Drive, Suite 220 Westlake Village, CA 91361 (818) 880-6700
(Address including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Manno, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700

1997 Stock Option Plan
(Full Title of the Plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 (No. 333-71599), which was declared effective by the Securities and Exchange Commission on February 2, 1999 (the “Registration Statement”), is being filed to deregister all securities that were previously registered under the Registration Statement and have not been sold or otherwise issued as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on March 18, 2010.

ASPYRA, INC.

By:	/s/ Ademola Lawal
Ademola Lawal, Chief Executive Officer (Principal Executive Officer)

By:	/s/ Marina Varela
Marina Varela, Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ademola Lawal	Chief Executive Officer and Director
Ademola Lawal	(Principal Executive Officer)	March 18, 2010

/s/ Marina Varela	Chief Accounting Officer
Marina Varela	(Principal Accounting and Financial Officer)	March 18, 2010

/s/ James Zierick
James Zierick	Chairman	March 18, 2010

/s/ Robert S. Fogerson, Jr.
Robert S. Fogerson, Jr.	Director	March 18, 2010

/s/ Norman R. Cohen
Norman R. Cohen	Director	March 18, 2010

/s/ Jeffrey Tumbleson
Jeffrey Tumbleson	Director	March 18, 2010

Lawrence Schmid	Director	March 18, 2010

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